Exhibit 99.10

CONSENT OF N.M. ROTHSCHILD & SONS (BRASIL) LTDA.

CONSENT

To the Board of Directors of Gafisa S.A. (“Gafisa”) and Construtora Tenda S.A. (“Tenda”):

We hereby consent to the references to the use of our name and to the inclusion of our valuation report, dated October 21, 2009 as an exhibit to, and the reference thereto under the caption “The Restructuring” in Part Five of, the prospectus/information statement of Gafisa, which prospectus information statement is part of the Registration Statement on Form F-4 of Gafisa. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

São Paul, Brazil, November 13, 2009.

By:	/s/ Luiz G. Muniz
	Name:	Luiz G. Muniz
	Title:	Managing Director